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                                                                EXHIBIT 10(t)(2)

                                   AMENDMENT NO. 2
                                          TO
                            PLAYTEX 1994 STOCK OPTION PLAN
                    FOR DIRECTORS AND EXECUTIVE AND KEY EMPLOYEES
                                          OF
                                PLAYTEX PRODUCTS, INC.


    THIS AMENDMENT NO. 2 to the Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc. (the "Plan"), dated as of June 6, 1995, is adopted by the Compensation and Stock Option Committee of the Board of Directors at the Annual Meeting of the Board of Directors of Playtex Products, Inc. (the "Company"), a Delaware corporation.

    The Plan is hereby amended in the following manner:

    1.   The text of Section 6.1 is amended and restated as follows:

Section 6.1  - Grant of Stock Option Rights
-----------    ----------------------------

    A Stock Appreciation Right may be granted to any Employee who receives a grant of an Option under the Plan, other than an Option granted pursuant to
Section 3.3(c). A Stock Appreciation Right may be granted in conjunction and simultaneously with the grant of an Option or with respect to a previously granted Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including the following:

    (a) A Stock Appreciation Right shall be related to a particular Option and shall be exercisable only to the extent the related Option is exercisable.

    (b) A Stock Appreciation Right shall be granted to the Optionee to the maximum extent of 100% of the number of shares subject to the simultaneously or previously granted Option.

    (c) A Stock Appreciation Right shall entitle the Optionee (or other person entitled to exercise the Option pursuant to Section 5.1) to surrender unexercised a portion of the Option to which the Stock Appreciation Right relates to the Company and to receive from the Company in exchange therefor an amount, payable in shares of the Company's Common Stock (valued pursuant to Section 4.2 (b)) or, in the discretion of the Committee, in cash, determined by multiplying the lesser of (i) the difference obtained by subtracting the Option exercise price per share of the Company's Common Stock subject to the related Option from the fair market value (as determined under Section 4.2 (b)) of a share of the Company's Common Stock on the date of exercise of the Stock Appreciation Right or (ii) two times the Option exercise price per share of the Company's Common Stock subject to the related Option, by the number of shares of the


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Company's Common Stock subject to the related Option with respect to which the
Stock Appreciation Right shall have been exercised.

    2.   The text of Section 8.2 is amended and restated as follows:

Section 8.2  - Amendment, Suspension or Termination of the Plan
-----------    ------------------------------------------------

    The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee; provided that the provisions set forth in Section 3.3 (c) of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. However, without approval of the Company's shareholders given within 12 months before or after the action by the Committee, no action of the Committee may, except as provided in Section 2.4, increase any limit imposed in
Section 2.1 on the maximum number of shares which may be issued on exercise of Options, materially modify the eligibility requirements of Section 3.1, reduce the minimum Option price requirements of Section 4.2 (a), extend the limit imposed in this Section 8.2 on the period during which Options or Stock Appreciation Rights may be granted or amend or modify the Plan in a manner requiring shareholder approval under the Rule 16b-3 or Code Section 162 (m). Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option or Stock Appreciation Right, alter or impair any rights or obligations under any Option or Stock Appreciation Right theretofore granted. No Option or Stock Appreciation Right may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option or Stock Appreciation Right be granted under this Plan after the first to occur of the following events:

    (a) The expiration of ten years from the date the Plan is adopted by the Board; or

    (b) The expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 8.3.

    3. In all other respects, the Plan, as amended, shall continue in full force and effect.

    I hereby certify that the foregoing Amendment was duly adopted by the Compensation and Stock Option Committee of the Board of Directors of Playtex Products, Inc. as of June 6, 1995.

    Executed on this 6th day of June 1995.

                                 /s/ William Stammer
                                 -------------------
                                 Assistant Secretary